UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

VICAN RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:
(4)	Date Filed:

VICAN RESOURCES, INC.

11650 South State Street, Ste. 240

Draper, UT 84020

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Vican Resources, Inc. a Nevada corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Articles of Incorporation (“Restatement”) and a Plan of Share Exchange (“Plan”). The purpose of the Restatement was to authorize the Board of Directors to provide for the issuance of shares of common stock in one or more series. The Plan allows for the conversion of 1,914,840,020 shares of Class A common stock, which amount represents all of the outstanding shares of common stock of the Company, into 1,938,631 shares of Class B common stock (the “Share Exchange”). The amended and restated Articles of Incorporation of the Company and the Plan are attached as an Appendix to this Information Statement. The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, Series A Preferred Stock and Series C Preferred Stock. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof.

The Restatement and the Share Exchange were effected as of September 7, 2013, and September 24, 2013, respectively, but under federal securities laws, will not become effective until at least 20 days after the mailing of this Information Statement. In addition, new share certificates representing Class B Common Stock will not be issued unless and until a registration statement (“Registration Statement”) covering the issuance and possible resale of the Class B Common Stock is declared effective by the U.S. Securities and Exchange Commission (“SEC”). Until such time, our Class A Common Stock will be continue to trade on the OTCQB under its current CUSIP number – 894749100. We anticipate that the effective date for the Restatement and the Share Exchange will be on or about November 7, 2013.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement and Share Exchange were not adopted by majority written consent, they would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving these matters. The elimination of the need for a special meeting of stockholders to approve the Restatement and Share Exchange is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement and Share Exchange. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement and Share Exchange be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

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The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on September 6, 2013 for the Restatement (the “Record Date”). As of the Record Date, we had outstanding:

(i)	1,914,840,020 shares of common stock; and

(ii)	100 shares of Series A Preferred Stock. The Series A Preferred Stock carries no dividend, distribution, or liquidation rights, and is not convertible into common stock, however, each share of Series A Preferred Stock carries 10,000,000 votes per share and is entitled to vote with the Company’s common stockholders on all matters upon which common stockholders may vote.

The transfer agent for our common stock is Pacific Stock Transfer., Inc., 4045 South Spencer Street Suite 403, Las Vegas, NV 89119.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement and the Share Exchange. The persons that have consented to the Restatement and the Share Exchange hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement and the Share Exchange.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in its entirety to make the following changes:

Provide For The Issuance of Shares Of Common Stock In One Or More Series. The Company may, by filing a certificate pursuant to the applicable law of the State of Nevada, provide for the issuance of shares of common stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

These changes to our Articles of Incorporation will not adversely affect stockholders. We have attached a copy of the Restatement to this Information Statement.

SHARE EXCHANGE

On September 24, 2013, the Board of Directors the Company approved the Plan of Share Exchange. The Share Exchange allows for the conversion of 1,914,840,020 shares of Class A common stock, which amount represents all of the outstanding shares of common stock of the Company, into 1,938,631 shares of Class B common stock. As a result, the Company has no shares of Class A Common stock outstanding, and 1,938,631 shares of Class B common stock outstanding.

The Share Exchange is in preparation to the filing of a Registration Statement with the SEC covering the offering of all of the Class B Common shares of the Company. In addition, new share certificates representing Class B Common Stock will not be issued unless and until said Registration Statement covering the issuance and possible resale of the Class B Common Stock is declared effective by the SEC. Until such time, our Class A Common Stock will be continue to trade on the OTCQB under its current CUSIP number – 894749100.

We advise the holders of Class B Common stock that they may not use shares of Class B Common Stock registered on the Registration Statement to cover short sales of common stock made prior to the date on which the Registration Statement shall have been declared effective by the SEC. If a selling stockholder uses our prospectus for any sale of the Class B common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and

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Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under the Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of October 8, 2013. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 11650 South State Street, Suite 240, Draper, Utah 84020. The following table describes the ownership of our voting securities, based on 1,938,631 shares of Class B common stock outstanding. (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name of Beneficial Owner(1)	Number of Class B Common Shares Beneficially Owned(2)	Percent of Class(3)
Cyrus Boga(4)	600,000	31.33%
Kenneth Denos(5)	1,235,000	64.24%
Chene Gardner(6)	5,000	*
Sierra Vista Holdings, Inc. (7)	25,000	1.31%
All officers and directors as a group (3 persons)	1,835,000	95.83%

* Indicates ownership of less than one percent (1%).

(1)     The address of each officer, director, and beneficial owner is c/o Vican Resources, Inc., 11650 South State Street, Suite 240, Draper UT 84020.

(2)     The number of shares of Class B common stock beneficially owned by any shareholder is determined by the sum of (i) all shares of common stock held directly or indirectly by such shareholder, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially owned by the shareholder that are currently exercisable or exercisable within 60 days.

(3)     The calculation of percentage of beneficial ownership is based upon: (i) 1,938,631 shares of Class B common stock outstanding as of October 8, 2013, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)     Director of the Company. If the votes of the Series A Preferred Stock are taken into account, Mr. Boga would beneficially hold 94.68% of the voting securities of the Company.

(5)     Director and principal beneficial shareholder of the Company. Includes 1,235,000 shares of common stock held directly by Kenneth I. Denos, P.C., a professional corporation owned by Mr. Denos.

(6)     Chief Financial Officer and principal executive officer of the Company. Includes 5,000 shares of Class B common stock held directly by Chene C. Gardner & Associates, Inc., a corporation owned and controlled by Mr. Gardner.

(7)     Principal shareholder of the Company. Includes 25,000 shares of Class B common stock held directly.

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NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Restatement and Share Exchange.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Restatement or Share Exchange.

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 11650 South State Street, Suite 240, Draper, UT 84020, or by calling us at (801) 816-2510. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF VICAN RESOURCES, INC.

/s/ Chene C. Gardner

Chene C. Gardner

Chief Executive Officer

October 16, 2013

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